EXECUTION COPY
                                                    Exhibit B(vi)



                    Entergy Gulf States, Inc.

                          $200,000,000
                      First Mortgage Bonds
            Floating Rate Series due October 2, 2006


                       PURCHASE AGREEMENT




                    Dated: September 28, 2005






                        Table of Contents

                                                             Page


1.AUTHORIZATION AND DESCRIPTION OF BONDS.                     1

2.SALE AND PURCHASE OF BONDS.                                 2

3.CLOSING.                                                    2

4.CONDITIONS TO CLOSING.                                      2
  4.1  Representations and Warranties.                        2
  4.2  Performance.                                           2
  4.3  Compliance Certificates.                               3
  4.4  Opinions of Counsel.                                   3
  4.5  No Default under Mortgage.                             3
  4.6  [Intentionally omitted.]                               3
  4.7  [Intentionally omitted.]                               3
  4.8  Material Adverse Change.                               3
  4.9  Proceedings and Documents.                             4
  4.10 Public Utility Holding Company Act of 1935 Order.      4

5.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.              4
  5.1  Organization; Power and Authority.                     4
  5.2  Disclosure.                                            4
  5.3  [Intentionally omitted].                               5
  5.4  Compliance with Other Instruments.                     5
  5.5  Litigation.                                            5
  5.6  Internal Controls and Disclosure Controls and Procedures.
       5
  5.7  Licenses, Permits, etc.                                5
  5.8  Compliance with ERISA.                                 5
  5.9  Private Offering by the Company.                       6
  5.10 Use of Proceeds; Margin Regulations.                   6
  5.11 [Intentionally omitted.]                               6
  5.12 Status under Certain Statutes.                         6
  5.13 Foreign Asset Control Regulations.                     6
  5.14 1935 Act Order Representations.                        6

6.REPRESENTATIONS OF THE PURCHASER.                           7
  6.1  Purchase for Investment.                               7
  6.2  Source of Funds.                                       7

7.COVENANTS.                                                  9

8.PAYMENT ON BONDS.                                          11

9.EXPENSES.                                                  12
  9.1  Transaction Expenses.                                 12
  9.2  Survival.                                             12

10.SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
     ENTIRE AGREEMENT.   				     12

11.AMENDMENT AND WAIVER.   				     12
  11.1 Requirements.                                         12
  11.2 Solicitation of Holders of Bonds.                     12
  11.3 Binding Effect, etc.                                  13

12.NOTICES.   						     13

13.REPRODUCTION OF DOCUMENTS.   			     13

14.CONFIDENTIAL INFORMATION.   				     13

15.MISCELLANEOUS.   					     15
  15.1 Successors and Assigns.                               15
  15.2 Severability.                                         15
  15.3 Construction.                                         15
  15.4 Counterparts.                                         15
  15.5 Governing Law.                                        15
  15.6 Specific Performance.                                 15



SCHEDULE A     -    INFORMATION RELATING TO PURCHASER

SCHEDULE B     -    DEFINED TERMS

SCHEDULE C     -    SUPPLEMENTAL DISCLOSURE

EXHIBIT A      -    FORM OF SUPPLEMENTAL INDENTURE RELATING TO THE
                    FIRST MORTGAGE BONDS, FLOATING RATE SERIES DUE
                    OCTOBER 2, 2006

EXHIBIT 4.4(a) -    Form of Opinion of Dawn A. Abuso, Esq.,
                    Senior Counsel-Corporate and Securities of Entergy
                    Services, Inc.

EXHIBIT 4.4(b) -    Form of Opinion of Thelen Reid & Priest
                    LLP

EXHIBIT 4.4(c) -    Form of Opinion of Orgain, Bell & Tucker,
                    L.L.P.

EXHIBIT 4.4(d) -    Form of Opinion of Pillsbury Winthrop
                    Shaw Pittman LLP




                    Entergy Gulf States, Inc.

                          $200,000,000
                      First Mortgage Bonds
            Floating Rate Series due October 2, 2006


                       Purchase Agreement


                                               September 28, 2005

Citicorp North America, Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

          Entergy  Gulf  States, Inc., a Texas  corporation  (the
"Company"), agrees with you as follows:

1.   AUTHORIZATION AND DESCRIPTION OF BONDS.

          The Company has authorized the issue and sale of $200,000,000 of its First Mortgage Bonds, Floating Rate Series
due October 2, 2006 (the "Bonds"). The Bonds shall be issued under and pursuant to the Company's Indenture of Mortgage, dated September 1, 1926, with JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as trustee (the "Trustee"), as heretofore amended and supplemented by all indentures amendatory thereof and supplemental thereto, and as it will be further amended and supplemented by the Seventy-second Supplemental Indenture, dated as of September 1, 2005 (the "Supplemental Indenture"). Said Indenture of Mortgage as so amended and supplemented is hereinafter referred to as the "Mortgage." The
Supplemental Indenture shall be substantially in the form set forth in Exhibit A hereto, with such changes therefrom, if any, as may be approved by you and the Company.

          Holders of the Bonds will be entitled to the benefits of a Registration Rights Agreement (the "Registration Rights Agreement") to be dated as of the Closing between the Company and you, pursuant to which the Company will agree pursuant to the terms thereof to file with the Securities and Exchange Commission (the "Commission"), at the request of a holder, either (i) a registration statement under the Securities Act registering an issue of first mortgage bonds of the Company which are identical in all material respects to the Bonds (except that such exchange first mortgage bonds will not contain terms with respect to transfer restrictions or additional interest) or (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act pursuant to which resales of the Bonds will be permitted. You may not, nor may any subsequent holder of the Bonds, sell, transfer or assign the Bonds to any other Person without the prior consent of the Company, such consent not to be unreasonably withheld.

          Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.   SALE AND PURCHASE OF BONDS.

          Subject to the terms and conditions of this Agreement, the Company will (i) issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, the Bonds at the purchase price of 100% of the principal amount thereof (the "Purchase Price") and (ii) pay you a fee, in consideration for your agreement to purchase the Bonds, in an amount equal to .50% of the principal amount of the Bonds (the "Fee").

3.   CLOSING.

          The sale and purchase of the Bonds shall occur at the offices of Thelen Reid & Priest LLP, 875 Third Avenue, New York, New York at 2:00 p.m., New York time, at a closing (the "Closing") on September 28, 2005 or on such other Business Day thereafter as may be agreed upon by the Company and you. At the
Closing,  the  Company will (i) deliver to you the Bonds  in  the form of a single Bond dated the date of the Closing and registered in your name (or in the name of your nominee set forth in Schedule A) against delivery by you to the Company of the Purchase Price by wire transfer of immediately available funds for the account of the Company to account number 812342231 at Hibernia National Bank, New Orleans, Louisiana, ABA # 065000090, Acct. Name: EGSI - General Fund and (ii) pay you the Fee by wire transfer of immediately available funds to the account designated by you in writing to the Company. If at the Closing the Company shall fail to tender such Bonds to you as provided above in this
Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.   CONDITIONS TO CLOSING.

          Your obligation to purchase and pay for the Bonds to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     4.1  Representations and Warranties.

          The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

     4.2  Performance.

          The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

     4.3  Compliance Certificates.

     (a)  Officer's Certificate.

          The  Company  shall have delivered to you an  Officer's
Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2, 4.5 and 4.8 have been fulfilled.

     (b)  Secretary's Certificate.

          The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings and matters relating to the authorization, execution and delivery of the Bonds, the Mortgage, this Agreement and the Registration Rights Agreement.

     4.4  Opinions of Counsel.

          You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Dawn
A. Abuso, Esq., Senior Counsel-Corporate and Securities of Entergy Services, Inc., and Thelen Reid & Priest LLP, counsel for the Company, covering the matters set forth in Exhibits 4.4(a) and 4.4(b), respectively (it being understood that Ms. Abuso may rely on an opinion of Orgain, Bell & Tucker, L.L.P., which opinion shall cover the matters set forth in Exhibit 4.4(c) hereto, as to matters in her opinion relating to Texas law), and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to you) and (b) from Pillsbury Winthrop Shaw Pittman LLP, your special counsel in connection with such transactions, covering the matters set forth in Exhibit 4.4(d) and covering such other matters incident to such transactions as you may reasonably request.

     4.5  No Default under Mortgage.

          At the Closing, no Default (or an event which, with the giving of notice or the passage of time or both, would constitute a Default) under the Mortgage shall have occurred and be continuing.

     4.6  [Intentionally omitted.]

     4.7  [Intentionally omitted.]

     4.8  Material Adverse Change.

          Since the most recent date as of which information is given in the Disclosure Document, there has not been a material adverse change in the business, property or financial condition of the Company and there has not been any material transaction entered into by the Company, other than transactions in the ordinary course of business, in each case other than as referred to in, or contemplated by, the Disclosure Document.

     4.9  Proceedings and Documents.

          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request, including the Supplemental Indenture and the Registration Rights Agreement.

     4.10 Public Utility Holding Company Act of 1935 Order.

          At the Closing, there shall have been issued and there shall be in full force and effect, to the extent legally required for the issuance and sale of the Bonds, an order of the Commission under the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act"), authorizing the issuance and sale of the Bonds on the terms set forth in, or contemplated by, this Agreement (collectively, the "1935 Act Order").

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to you that:

     5.1  Organization; Power and Authority.

          The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Texas and has the necessary corporate power and authority to conduct the business that it is described in the Disclosure Document as conducting and to own and operate the properties owned and operated by it in such business and is in good standing and duly qualified to conduct such business as a foreign corporation in the State of Louisiana.

     5.2  Disclosure.

          (i) The Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Commission under the Exchange Act, (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed with the Commission under the Exchange Act, (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed with the Commission under the Exchange Act, (iv) the Company's Current Report[s] on Form 8-K filed with the Commission on September 20, 2005 and September 28, 2005 and (v) Schedule C to this Agreement (collectively, the "Disclosure Document"), fairly describe, in all material respects, the general nature of the business and principal properties of the Company. There has been no change in any matter disclosed in the Disclosure Document that could reasonably be expected to result in a Material Adverse Effect.

     5.3  [Intentionally omitted].

     5.4  Compliance with Other Instruments.

          The issuance and sale of the Bonds and the fulfillment of the terms of this Agreement and the Registration Rights Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under, the Mortgage or any indenture or other agreement or instrument to which the Company is now a party.

     5.5  Litigation.

          Other than as described in the Disclosure Document, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others.

     5.6  Internal Controls and Disclosure Controls and Procedures.

          The Company maintains (x) systems of internal controls and processes sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (y) disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act).

     5.7  Licenses, Permits, etc.

          Except as set forth or contemplated in the Disclosure Document, the Company possesses adequate franchises, licenses, permits, and other rights to conduct its businesses and operations as now conducted, without any known conflicts with the rights of others that could have a Material Adverse Effect.

     5.8  Compliance with ERISA.

          The  execution and delivery of this Agreement  and  the
issuance and sale of the Bonds hereunder will not involve any nonexempt transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax would be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this
Section 5.8 is made in reliance upon and subject to the accuracy of your representation in Section 6.2 and the completeness of your disclosures pursuant to Section 6.2 as to the sources of the funds used to pay the purchase price of the Bonds to be purchased by you.

     5.9  Private Offering by the Company.

          Neither the Company nor anyone acting on its behalf has offered the Bonds or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Bonds to the registration requirements of
Section 5 of the Securities Act.

     5.10 Use of Proceeds; Margin Regulations.

          The Company will use the proceeds of the sale of the Bonds for general corporate purposes. No part of the proceeds from the sale of the Bonds hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR
220). As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     5.11 [Intentionally omitted.]

     5.12 Status under Certain Statutes.

          The Company is not, and, after giving effect to the offering and sale of the Bonds, the Company will not be, an "investment company," or an entity "controlled" by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended. The Company is subject to regulation under the Holding Company Act.

     5.13 Foreign Asset Control Regulations.

          Neither the sale of the Bonds by the Company hereunder nor the Company's use of the proceeds thereof will violate (i) the Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (iii) Executive Order No. 13,224, 66 Fed Reg 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism).

     5.14 1935 Act Order Representations.

     (a) As of the date of the financial statements filed with the Company's most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, each of the Company and Entergy Corporation ("Entergy") had common equity of at least thirty percent (30%) of "total capitalization" (within the meaning of the 1935 Act Order).

     (b) All outstanding securities of each of the Company and Entergy (except for preferred stock or preferred securities of the Company) that are rated are "rated `investment grade'" by any nationally recognized statistical rating organization as that term is used in paragraphs (c)(2)(vi)(E), (F) and (H) of Rule 15c3-1 under the Exchange Act (within the meaning of the 1935 Act Order).

6.   REPRESENTATIONS OF THE PURCHASER.

     6.1  Purchase for Investment.

          You represent that you are purchasing the Bonds for your own account and not with a view to the distribution thereof, provided that the disposition of your property shall at all times be within your control. You understand that the Bonds have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law.

     6.2  Source of Funds.

     (a) You represent that the source of funds (a "Source") to be used by you to pay the purchase price of the Bonds to be purchased by you hereunder does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA and which is not subject to tax under section 4975 of the Code.

     (b) Subsequent holders of the Bonds will be required to represent that at least one of the following statements is, and at all times while it holds a Bond remain, an accurate representation as to each Source to be used by it to pay the purchase price of the Bonds to be purchased by it hereunder:

          (i) the Source is an "insurance company general account" (as the term is defined in Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995)) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed
     10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with your state of domicile; or

          (ii) the Source is a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan
     (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

          (iii) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 12, 1991) and, except as disclosed by you to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (iv) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

          (v) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM Exemption), the conditions of
     Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this paragraph (e); or

          (vi) the Source is a governmental plan; or

          (vii) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (g); or

          (viii) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA and which is not subject to tax under section 4975 of the Code.


As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.

7.   COVENANTS.

     The Company covenants and agrees with you that:

     (a) As long as any of the Bonds are outstanding, the Company shall deliver to you:

          (i) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

          (A) a consolidated balance sheet of the Company as at the end of such quarter, and

          (B) consolidated statements of income, retained earnings and comprehensive income, and cash flows of the Company, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the Company and its results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly
     Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this Section 7(a)(i);

          (ii) Annual Statements

          -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,

          (A) a consolidated balance sheet of the Company, as at the end of such year, and

          (B) consolidated statements of income, retained earnings and comprehensive income, and cash flows, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent registered public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Company and its results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the Commission, together with the accountant's opinion described above, shall be deemed to satisfy the requirements of this Section 7(a)(ii);

          (iii)     Commission and Other Reports

          -- promptly upon their becoming available, except to the extent provided under Section 7(a)(i) or 7(a)(ii), one copy of (i) each financial statement, report, notice or proxy statement sent by the Company to public securities holders generally, (ii) each regular, current or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company with the Commission and of all press releases and other statements made available generally by the Company or to the public concerning developments that are Material,. and (iii) each statement, report, notice or filing made with the Commission under the Holding Company Act; and

          (iv) ERISA Matters

          -- promptly, and in any event within ten days (thirty days with respect to clause (A) below) after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

          (A) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

          (B) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

          (C) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA (other than claims for benefits under any Plan) or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or lien, taken together with any other such liabilities or liens then existing, could reasonably be expected to have a Material Adverse Effect.

          (v)  Notices

          (A) as soon as possible and in any event within five days after the Company receives notice of the commencement of any litigation against, or any arbitration, administrative, governmental or regulatory proceeding involving, the Company, that, if adversely determined, could reasonably be expected to have a Material
     Adverse Effect, notice of such litigation describing in reasonable detail the facts and circumstances concerning such litigation and the Company's proposed actions in connection therewith;

          (B) promptly and in any event within five Business Days after Moody's Investors Service, Inc. or Standard & Poor's Ratings
     Services has lowered its rating of any of the Company's outstanding securities in any respect, notice of such downgrade;
     or

          (C) such other information respecting the condition or operations, financial or otherwise, of the Company as you may from time to time reasonably request.

     (b) The Company will use its best efforts to effect a refinancing of the Bonds at the earliest practicable time, including obtaining all necessary regulatory, corporate and other approvals (including regulatory approval to refinance the Bonds with secured indebtedness issued under a credit facility).

     (c) The Company will use the net proceeds from the issuance and sale of any indebtedness, preferred stock or preferred securities issued by the Company or its subsidiaries after the Closing to promptly redeem the Bonds pursuant to their terms.

     (d) The Company will use its best efforts, at your request, to assist you in syndicating the Bonds.

     (e) As soon as practicable after the Closing, the Company will make all recordings, registrations and filings necessary to perfect and preserve the lien of the Mortgage and the rights under the Supplemental Indenture, and the Company will use its best efforts to cause to be furnished to you a supplemental opinion of counsel for the Company, addressed to you, stating that all such recordings, registrations and filings have been made.

     (f) The Company will keep proper books of record and account, all in accordance with generally accepted accounting principles and will, from time to time upon reasonable notice, permit or arrange for you and your agents and representatives to inspect the records and books of account of the Company during regular business hours.

     (g) Upon your request, the Company will use its best efforts to obtain a private placement number issued by Standard & Poor's
CUSIP Service Bureau (in cooperation with the Securities
Valuation Office of the National Association of Insurance
Commissioners) at the earliest practicable time.

8.   PAYMENT ON BONDS.

          The Company shall provide the Trustee, as initial security registrar and paying agent for the Bonds, with the information relating to you set forth in Schedule A and shall cause the Trustee, as such security registrar and paying agent, to make payments of principal of and interest on the Bonds by the method and at the address specified for such purpose below your name in Schedule A (as it may be amended, supplemented or replaced from time to time), in each case consistent with the terms of the Mortgage.

9.   EXPENSES.

     9.1  Transaction Expenses.

          Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of the special counsel referred to in Section 4.4 and, if reasonably required, local or other counsel) incurred by you in connection with such transactions.

     9.2  Survival.

          The obligations of the Company under this Section 9 will survive the payment or transfer of any Bond, the enforcement, amendment or waiver of any provision of this Agreement, the Registration Rights Agreement, the Mortgage or the Bonds, and the termination of this Agreement, the Registration Rights Agreement or the discharge of the Mortgage.

10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Bonds, the purchase or transfer by you of any Bond or portion thereof or interest therein and the payment of any Bond, and may be relied upon by any subsequent holder of a Bond, regardless of any investigation made at any time by or on behalf of you or any other holder of a Bond. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Registration Rights Agreement, the Mortgage and the Bonds embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

11.  AMENDMENT AND WAIVER.

     11.1 Requirements.

          This  Agreement may be amended, and the  observance  of
any   term   hereof  may  be  waived  (either  retroactively   or
prospectively) with (and only with) the written consent of the Company and you.

     11.2 Solicitation of Holders of Bonds.

          The Company will provide you with sufficient information, sufficiently far in advance of the date a decision is required, to enable you to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 11 to you promptly.

     11.3 Binding Effect, etc.

          Any amendment or waiver consented to as provided in this Section 11 will not extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and you nor any delay in exercising any rights hereunder or under the Bonds shall operate as a waiver by you of any of your rights. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

12.  NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing, or

          (ii) if to the Company, to it at 350 Pine Street, Beaumont, Texas 77701, Attention: Treasurer, or, if to Entergy Services, Inc., shall be mailed or delivered to it at 639 Loyola Avenue, New Orleans, Louisiana 70113, Attention:
     Treasurer, or at such other address as the Company shall have specified to you in writing. Notices under this Section 12 will be deemed given only when actually received.

13.  REPRODUCTION OF DOCUMENTS.

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Bonds themselves), and
(c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 13 shall not prohibit the Company or you from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

14.  CONFIDENTIAL INFORMATION.

          For the purposes of this Section 14, "Confidential Information" means information delivered to you by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure,
(b)  subsequently  becomes  publicly  known  through  no  act  or
omission   by   you  or  any  person  acting  on   your   behalf,
(c) otherwise becomes known to you other than through disclosure by the Company or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Bonds), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14, (iii) any Institutional Investor to which you sell or offer to sell such Bond or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such
Confidential  Information to be bound by the provisions  of  this
Section 14, (iv) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14), (vi) any federal or state regulatory authority having jurisdiction over you if supported by an opinion of your counsel (which opinion need not be in writing and shall not be reported, delivered or otherwise communicated to the Company), including counsel that is your employee or an employee of an affiliate of yours, (vi) the National Association of Insurance Commissioners or any similar organization if supported by an opinion of your counsel (which opinion need not be in writing and shall not be reported, delivered or otherwise communicated to the Company), including counsel that is your employee or an employee of an affiliate of yours, or any nationally recognized rating agency that requires access to information about your investment portfolio or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if a breach of this Agreement or a Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Bonds, the Mortgage, the Registration Rights Agreement and this Agreement. Each holder of a Bond, by its acceptance of a Bond, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Bond of information required to be delivered to such holder under this Agreement or requested by such holder (other than you or your nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 14. Notwithstanding the foregoing, you (and each of your employees, representatives, or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and tax structure (redacted if necessary to delete any information not related to tax treatment or tax structure).

15.  MISCELLANEOUS.

     15.1 Successors and Assigns.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Bond) whether so expressed or not, including, without limitation, the provisions of Section 8. Any transferee, by its acceptance of a Bond registered in its name (or the name of its nominee) shall be deemed to have made the representation set forth in Section 6.2. The Company shall give to any holder of a Bond promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Bonds.

     15.2 Severability.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     15.3 Construction.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     15.4 Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     15.5 Governing Law.

          This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     15.6 Specific Performance.

          Without limiting the remedies available to you, the Company acknowledges that any failure by the Company to comply with its obligations under Sections 7(b) and 7(c) of this Agreement may result in material irreparable injury to you for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, you may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 7(b) and 7(c) of this Agreement.

                          *  *  *  *  *

          If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                              Very truly yours,

                              Entergy Gulf States, Inc.


                              By:   /s/ Frank Williford
                                Name: Frank Williford
                                Title: Assistant Treasurer
The foregoing is hereby
agreed to as of the
date thereof.


Citicorp North America, Inc.

By:       ________________________
     Name: J. Nicholas McKee
     Title: Managing Director



                                                       SCHEDULE A

                INFORMATION RELATING TO PURCHASER

                                            Principal Amount of
Name and Address of Purchaser                   Bonds to be
                                                 Purchased
Bonds to be registered as: Citicorp North       $200,000,000
America, Inc.

(1) All payments by wire transfer to:

Citibank N.A.
ABA#021000089
Global Power
A/C#39087254
Ref: Entergy


(2) All notices and other communications:

Citicorp North America, Inc.
2 Penn's Way
New Castle, DE   19720
Attention: Nick Perazza
T: (302) 894-6110
F: (212) 994-0847


(3) Delivery of Bonds:

Citicorp North America, Inc.
c/o Pillsbury Winthrop Shaw Pittman LLP
      1540 Broadway
      New York, New York 10036
      Attention: Heather Hammond


                                                       SCHEDULE B


                          DEFINED TERMS

          As used herein, the following terms have the respective meanings set forth below, set forth in the Mortgage or set forth in the Section hereof following such term:

          "1935 Act Order" is defined in Section 4.10.

          "Affiliate" has the meaning set forth in the Mortgage.

          "Bonds" is defined in Section 1.

          "Business Day" has the meaning set forth in the Mortgage.

          "Closing" is defined in Section 3.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "Commission" is defined in Section 1.

          "Company" means Entergy Gulf States, Inc., a Texas corporation.

          "Confidential Information" is defined in Section 14.

          "Default" has the meaning set forth in the Mortgage.

          "Disclosure Document" is defined in Section 5.2.

          "ERISA"  means the Employee Retirement Income  Security
Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under sections 414 (b), (c) or (m) of the Code.

          "Exchange  Act"  means the Securities Exchange  Act  of
1934, as amended.

          "Fee" is defined in Section 2.

          "GAAP"   means generally accepted accounting principles
as in effect from time to time in the United States of America, consistently applied.

          "Governmental Authority"  means

          (a)  the government of

                    (i)  the United States of America or any
          State or other political subdivision thereof, or

                    (ii) any jurisdiction in which the Company conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, or

          (b)   any  entity  exercising  executive,  legislative,
judicial,   regulatory  or  administrative   functions   of,   or
pertaining to, any such government.

          "holder" means, with respect to any Bond, the Person in whose name such Bond is registered in the register maintained by the Company pursuant to Section 3.09 of the Mortgage.

          "Holding Company Act" is defined in Section 4.10.

          "Mortgage" is defined in Section 1.

          "INHAM Exemption" is defined in Section 6.2.

          "Institutional Investor" means (a) Citicorp North America, Inc. and (b) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          "Material" means material in relation to the business, property or financial condition of the Company.

          "Material Adverse Effect" means a material adverse effect on (a) the business, property or financial condition of the Company, or (b) the ability of the Company to perform its obligations under this Agreement, the Registration Rights Agreement, the Mortgage and the Bonds, or (c) the validity or enforceability of this Agreement, the Registration Rights Agreement, the Mortgage or the Bonds.

          "Multiemployer  Plan"  means  any  Plan   that   is   a
"multiemployer  plan"  (as  such  term  is  defined  in   section
4001(a)(3) of ERISA).

          "NAIC Annual Statement" is defined in Section 6.2.

          "Officer's Certificate" means a certificate of a Senior
Financial  Officer or of any other officer of the  Company  whose
responsibilities   extend  to  the   subject   matter   of   such
certificate.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "Person" has the meaning set forth in the Mortgage.

          "Plan" means an "employee benefit plan" (as defined  in
section  3(3)  of  ERISA) that is or, within the  preceding  five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate.

          "Property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "PTE" is defined in Section 6.2(a).

          "Purchase Price" is defined in Section 2.

          "QPAM  Exemption"  means Prohibited  Transaction  Class
Exemption 84-14 issued by the United States Department of Labor.

          "Registration Rights Agreement" is defined  in  Section
1.

          "Responsible   Officer"  means  any  Senior   Financial
Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

          "Source" is defined in Section 6.2.

          "Supplemental Indenture" is defined in Section 1.

          "Trustee" is defined in Section 1.

                                                       SCHEDULE B


                     SUPPLEMENTAL DISCLOSURE

Initial indications are that the costs that will be incurred by Entergy Gulf States as a result of Hurricane Rita could be approximately $500 million.
                                                   EXHIBIT 4.4(a)






             [Letterhead of Entergy Services, Inc.]



                                               September 28, 2005



Citicorp North America, Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:


I, together with Thelen Reid & Priest LLP, of New York, New York, and Orgain, Bell & Tucker, L.L.P., of Beaumont, Texas, have acted as counsel for Entergy Gulf States, Inc., a Texas corporation (the "Company"), in connection with the issuance and sale to you pursuant to a Purchase Agreement, dated September 28, 2005 (the "Purchase Agreement"), between the Company and you, of $200,000,000 of its First Mortgage Bonds, Floating Rate Series due October 2, 2006 (the "Bonds"), issued pursuant to the Company's Indenture of Mortgage, dated September 1, 1926, with JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase
Bank), as trustee (the "Trustee"), as heretofore amended and supplemented by all indentures amendatory thereof and supplemental thereto, and as it will be further amended and supplemented by the Seventy-second Supplemental Indenture, dated as of September 1, 2005 (the "Supplemental Indenture") (the Indenture of Mortgage as so amended and supplemented being hereinafter referred to as the "Mortgage"). This opinion is rendered to you at the request of the Company. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement.


In my capacity as such counsel, I have either participated in the preparation of or have examined and am familiar with: (a) the Company's Restated Articles of Incorporation and the Company's By-laws; (b) the Purchase Agreement; (c) the Mortgage; (d) the
Registration  Rights  Agreement;  (e)  the  records  of   various
corporate proceedings relating to the authorization, issuance and sale of the Bonds by the Company and the execution and delivery by the Company of the Supplemental Indenture, the Purchase
Agreement and the Registration Rights Agreement; and (f) the proceedings before and the order entered by the Commission under the Holding Company Act relating to the issuance and sale of the Bonds by the Company. I have also examined or caused to be examined such other documents and have satisfied myself as to such other matters as I have deemed necessary in order to render this opinion. I have not examined the Bonds, except a specimen thereof, and I have relied upon a certificate of the Trustee as to the authentication and delivery thereof.


In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the legal capacity of natural persons, the conformity with the originals of all documents submitted to me as copies and the authenticity of the originals of such latter documents. In making my examination of documents and instruments executed or to be executed by persons other than the Company, I have assumed that each such other person had the requisite power and authority to enter into and perform fully its obligations thereunder, the due authorization by each such other person for the execution, delivery and performance thereof by such person, and the due execution and delivery by or on behalf of such person of each such document and instrument. In the case of any such other person that is not a natural person, I have also assumed, insofar as it is relevant to the opinions set forth below, that each such other person is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such other person was created, and is duly qualified and in good standing in each other jurisdiction where the failure to be so qualified could reasonably be expected to have a material effect upon the ability of such other person to execute, deliver and/or perform such other person's obligations under any such document or instrument. I have further assumed that each document, instrument, agreement, record and certificate reviewed by me for purposes of rendering the opinions expressed below has not been amended by oral agreement, conduct or course of dealing of the parties thereto, although I have no knowledge of any facts or circumstances that could give rise to such amendment.


As to questions of fact material to the opinions expressed herein, I have relied upon certificates and representations of officers of the Company (including but not limited to those contained in the Purchase Agreement and the Mortgage and certificates delivered at the closing of the sale of the Bonds) and appropriate public officials without independent verification of such matters except as otherwise described herein.


Whenever my opinions herein with respect to the existence or absence of facts are stated to be to my knowledge or awareness, I intend to signify that no information has come to my attention or the attention of any other attorneys acting for or on behalf of the Company or any of its affiliates that have participated in the negotiation of the transactions contemplated by the Purchase Agreement, the Mortgage and the Registration Rights Agreement in the preparation of this opinion letter that would give me, or them, actual knowledge that would contradict such opinions. However, except to the extent necessary in order to give the opinions hereinafter expressed, neither I nor they have undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to knowledge of the existence or absence of such facts (except to the extent necessary in order to give the opinions hereinafter expressed) should be assumed.


My opinion in paragraph (1) below, insofar as it relates to the good standing of the Company under Louisiana and Texas law, is given exclusively in reliance upon a certification of the Secretary of State of Louisiana and a certification of the Secretary of State of Texas, respectively, upon which I believe I am justified in relying. Copies of such certifications have been provided to you.


In rendering the opinion set forth in paragraph (2) below, I have relied upon reports and/or opinions by counsel who historically acted on behalf of the Company in real estate transactions and transactions involving the Mortgage and in whom I have confidence, including Orgain, Bell & Tucker, L.L.P., Texas counsel for the Company, and information from officers of the Company responsible for the acquisition of real property and/or maintenance of records with respect thereto, which I believe to be satisfactory in form and scope and which I have no reason to believe are inaccurate in any material respect. I have not, for purposes of rendering such opinion, conducted an independent examination or investigation of official title records (or abstracts thereof) with respect to property (i) acquired by the Company prior to the date of the most recent report and/or opinions of counsel, (ii) as to which title insurance has been obtained or (iii) the aggregate purchase price of which was not material.

     Subject to the foregoing and to the further exceptions and qualifications set forth below, I am of the opinion that:

          (1) The Company is duly organized and validly existing as a corporation in good standing under the laws of the
     State of Texas, has due corporate power and authority to conduct the business that it is described as conducting in the Disclosure Document and to own and operate the properties owned and operated by it in such business and is in good standing and duly qualified to conduct such business as a foreign corporation in the State of Louisiana.

          (2) The Company has good and sufficient title to the properties described as owned by it in and as subject to the lien of the Mortgage (except properties excepted from and those released under the terms of the Mortgage), subject only to Permitted Encumbrances as defined in the Mortgage and to minor defects and encumbrances customarily found in properties of like size and character that do not materially impair the use of such properties by the Company in the conduct of its electric and gas utility business. The description of such properties set forth in the Mortgage is adequate to constitute the Mortgage as a lien thereon; and subject to paragraph (3) hereof, the Mortgage, subject only to such minor defects and Permitted Encumbrances, constitutes a valid, direct and first mortgage lien upon said properties, which include substantially all of the permanent physical properties and franchises of the Company (other than those expressly excepted in the Mortgage). All permanent physical properties and franchises (other than those expressly excepted in the Mortgage) acquired by the Company after the date of the Supplemental Indenture will, upon such acquisition, become subject to the lien of the Mortgage, subject, however, to such Permitted Encumbrances and to liens, if any, existing or placed thereon at the time of the acquisition thereof by the Company and except as may be limited by bankruptcy law.

          (3)   It  will  be necessary to record the Supplemental
     Indenture in the land title records in each Parish in Louisiana in which is located tangible immovable property of the Company that is subjected to the lien of the Mortgage by the granting clauses of the Mortgage (including the granting clauses of the Supplemental Indenture), in order that it become enforceable against third parties. Upon such recordation, the Mortgage (including the granting clauses of the Supplemental Indenture) will be continued and be effective, under Section 12:702 of the Louisiana Revised Statutes, as to after-acquired and/or future property of the Company to the extent set forth therein (which property may be described in general terms) until six (6) years after the maturity date of the last maturing Bonds issued under the Mortgage. No further recordation or filing in Louisiana is necessary to effect or preserve the lien of the Mortgage for the benefit of the holders of the Bonds or to make such lien effective as to and enforceable against third parties.

          (4) It will be necessary to deposit the Supplemental Indenture in the office of the Secretary of State of Texas in accordance with Section 35.02 of the Texas Business and Commerce Code, as amended. Upon the deposit of the Supplemental Indenture as aforesaid, the lien granted thereby shall be perfected as to property located in Texas, and the perfection and notice provided by such filing shall continue in effect until terminated or released as to specific property by the filing of a termination statement or release signed by the secured party. No renewal, refiling or continuation of such filing is required, and no further or other recordation or filing under Texas law is requisite to preserve or protect the lien of the Mortgage for the benefit of the holders of the Bonds or to make such lien effective as to and enforceable against third parties.

          (5) All permanent physical properties and franchises of the Company (other than those expressly excepted in the Mortgage) presently owned by the Company are subject to the lien of the Mortgage, subject to minor defects and Permitted Encumbrances of the character referred to in paragraph (2) hereof.

          (6)   The  Mortgage  has been duly  authorized  by  all
     necessary corporate action on the part of the Company, has been duly executed and delivered by the Company, is a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) the laws of the States of Texas and Louisiana, where the property covered thereby is located, affecting the remedies for the enforcement of the security provided for therein, which laws do not, in my opinion, make inadequate the remedies necessary for the realization of the benefits of such security, (ii) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights and general equitable principles (whether considered in a proceeding in equity or at law), and (iii) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought.

          (7)   The  Bonds  have  been  duly  authorized  by  all
     necessary corporate action on the part of the Company and are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law) and (ii) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought, and are entitled to the benefit of the security afforded by the Mortgage.

          (8) The Purchase Agreement and the Registration Rights Agreement have each been duly authorized, executed and delivered by the Company and are legal, valid and binding instruments of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law) and (ii) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought and except as the rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy.

          (9)   An  appropriate  order has been  entered  by  the
     Commission under the Holding Company Act authorizing the issuance and sale of the Bonds by the Company; to the best of my knowledge, said order is in full force and effect; no further approval, authorization, consent or other order of any governmental body (other than under the Securities Act and the Trust Indenture Act in connection with the transactions contemplated by the Registration Rights Agreement or in connection or compliance with the provisions of the securities or blue sky laws of any jurisdiction) is legally required to permit the issuance and sale of the Bonds by the Company pursuant to the Purchase Agreement; and no further approval, authorization, consent or other order of any governmental body is legally required to permit the performance by the Company of its obligations with respect to the Bonds or under the Mortgage, the Registration Rights Agreement and the Purchase Agreement.

          (10) The issuance and sale by the Company of the Bonds and the execution, delivery and performance by the Company of the Purchase Agreement, the Registration Rights Agreement and the Mortgage (a) will not violate any provision of the Company's Restated Articles of Incorporation or By-laws, (b) will not violate any provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance on or security interest in (except as contemplated by the Mortgage) any of the assets of the Company pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking known to me (having made due inquiry with respect thereto) to which the Company is a party or which purports to be binding upon the Company or upon any of its assets, and (c) will not violate any provision of any law or regulation applicable to the Company or, to the best of my knowledge (having made due inquiry with respect thereto), any provision of any order, writ, judgment or decree of any governmental instrumentality applicable to the Company (except that various consents of, and filings with, governmental authorities may be required to be obtained or made, as the case may be, in connection or compliance with the provisions of the securities or blue sky laws of any jurisdiction).

          (11) Assuming that the representations and warranties of the Company and you set forth in Sections 5.9 and 6.1(b) of the Purchase Agreement, respectively, are accurate and the agreements therein have been complied with, no registration of the Bonds under the Securities Act or qualification of the Mortgage under the Trust Indenture Act of 1939 is required in connection with the offer and sale of the Bonds by the Company and the purchase of the Bonds by you in the manner contemplated by the Purchase Agreement (it being understood that I do not express any opinion concerning any sale of the Bonds subsequent to the initial purchase thereof by you).


I have examined the opinions of even date herewith rendered to you by Thelen Reid & Priest LLP and Pillsbury Winthrop Shaw Pittman LLP and concur in the conclusions expressed therein insofar as they involve questions of Texas and Louisiana law.


With respect to the opinions set forth in paragraphs (4) and (5) above, I call your attention to the fact that the provisions of the Atomic Energy Act of 1954, as amended, and the regulations promulgated thereunder impose certain licensing and other requirements upon persons (such as the Trustee or other purchasers pursuant to the remedial provisions of the Mortgage) who seek to acquire, possess or use nuclear production facilities.


I am a member of the Bar of the State of Louisiana, and this opinion is limited to the laws of the States of Louisiana, New York and Texas and the United States of America. As to all matters of Texas and New York law, I have relied (without independent inquiry), with your approval, in the case of Texas law, upon the opinion of even date herewith addressed to me (and in which it is stated you may rely) of Orgain, Bell & Tucker, L.L.P. of Beaumont, Texas and, in the case of New York law, upon the opinion of even date herewith addressed to you of Thelen Reid & Priest LLP of New York, New York.


The  opinion  set  forth  above is solely  for  your  benefit  in connection with the Purchase Agreement and the transactions contemplated thereunder and, except for transferees of the Bonds that are Institutional Investors, who may rely on the opinion as of the date hereof, it may not be relied upon in any manner by any other person or for any other purpose, without my prior written consent, except that Thelen Reid & Priest LLP and Pillsbury Winthrop Shaw Pittman LLP may rely on this opinion as to all matters of Louisiana law in rendering their opinions required to be delivered under the Purchase Agreement. This opinion is rendered as of the date hereof, and I assume no obligation to update or supplement this letter to reflect any circumstances that may hereafter come to my attention with respect to the opinions set forth above, including any changes in applicable law that may hereafter occur.

                             Very truly yours,

                             Dawn A. Abuso
                             Senior Counsel-Corporate and Securities -
                             Entergy Services, Inc.




                                                   EXHIBIT 4.4(b)






            [Letterhead of Thelen Reid & Priest LLP]


                                               September 28, 2005



Citicorp North America, Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:


We, together with Dawn A. Abuso, Esq., Senior Counsel-Corporate and Securities of Entergy Services, Inc., and Orgain, Bell & Tucker, L.L.P., of Beaumont, Texas, have acted as counsel for Entergy Gulf States, Inc., a Texas corporation (the "Company"), in connection with the issuance and sale to you pursuant to the Purchase Agreement, dated September 28, 2005, (the "Purchase Agreement"), between the Company and you, of $200,000,000 of its First Mortgage Bonds, Floating Rate Series due September 28, 2005 (the "Bonds"), issued pursuant to the Company's Indenture of Mortgage, dated September 1, 1926, with JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as trustee (the "Trustee"), as heretofore amended and supplemented by all indentures amendatory thereof and supplemental thereto, and as it will be further amended and supplemented by the Seventy-second Supplemental Indenture, dated as of September 1, 2005 (the "Supplemental Indenture") (the Indenture of Mortgage as so amended and supplemented being hereinafter referred to as the
"Mortgage"). This opinion is being rendered to you at the request of the Company. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement.

In our capacity as such counsel, we have either participated in the preparation of or have examined and are familiar with: (a) the Company's Restated Articles of Incorporation and the Company's By-Laws; (b) the Purchase Agreement; (c) the Mortgage;
(d) the Registration Rights Agreement; (e) the records of various corporate proceedings relating to the authorization, issuance and sale of the Bonds by the Company and the execution and delivery by the Company of the Supplemental Indenture, the Purchase
Agreement and the Registration Rights Agreement; and (f) the proceedings before and the order entered by the Commission under the Holding Company Act relating to the issuance and sale of the Bonds by the Company. As to such questions of fact material to the opinions expressed herein, we have relied upon representations and certifications of officers of the Company (including but not limited to those contained in the Purchase Agreement and the Mortgage and certificates delivered at the closing of the sale of the Bonds) and appropriate public officials without independent verification of such matters except as otherwise described herein. We have also examined or caused to be examined such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of the documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have not examined the Bonds, except a specimen thereof, and we have relied upon a certificate of the Trustee as to the authentication and delivery thereof.

Subject to the foregoing and to the further exceptions and qualifications set forth below, we are of the opinion that:

     (1) The Mortgage has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company, is a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) the laws of the States of Texas and Louisiana, where the property covered thereby is located, affecting the remedies for the enforcement of the security provided for therein, (ii) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law), and (iii) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought.

     (2) The Bonds have been duly authorized by all necessary corporate action on the part of the Company and are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law) and (ii) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought; and are entitled to the benefit of the security afforded by the Mortgage.

     (3) The Purchase Agreement and the Registration Rights Agreement have each been duly authorized, executed and delivered by the Company and are legal, valid and binding instruments of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law) and (ii) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought and except as the rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy.

    (4) An appropriate order has been entered by the Commission under the Holding Company Act authorizing the issuance and sale of the Bonds by the Company; to the best of our knowledge, said order is in full force and effect; no further approval, authorization, consent or other order of any governmental body (other than under the Securities Act and the Trust Indenture Act in connection with the transactions contemplated by the Registration Rights Agreement or in connection or compliance with the provisions of the securities or blue sky laws of any jurisdiction) is legally required to permit the issuance and sale of the Bonds by the Company pursuant to the Purchase Agreement; and no further approval, authorization, consent or other order of any governmental body is legally required to permit the performance by the Company of its obligations with respect to the Bonds or under the Mortgage, the Registration Rights Agreement and the Purchase Agreement.

     (5) Assuming that the representations and warranties of the Company and you set forth in Sections 5.9 and 6.1(b) of the Purchase Agreement, respectively, are accurate and the agreements therein have been complied with, no registration of the Bonds under the Securities Act or qualification of the Mortgage under the Trust Indenture Act of 1939 is required in connection with the offer and sale of the Bonds by the Company and the purchase of the Bonds by you in the manner contemplated by the Purchase Agreement (it being understood that I do not express any opinion concerning any sale of the Bonds subsequent to the initial purchase thereof by you).

With respect to the opinions set forth in paragraphs (1) and (2) above, we call your attention to the fact that the provisions of the Atomic Energy Act of 1954, as amended, and the regulations promulgated thereunder impose certain licensing and other requirements upon persons (such as the Trustee or other purchasers pursuant to the remedial provisions of the Mortgage) who seek to acquire, possess or use nuclear production facilities.

This opinion is limited to the laws of the States of New York, Texas and Louisiana and the United States of America. As to all matters of Louisiana law, we have relied (without independent inquiry) upon the opinion of even date herewith addressed to you by Dawn A. Abuso, Esq., Senior Counsel-Corporate and Securities of Entergy Services, Inc. and as to all matters of Texas law, we have relied upon the opinion of even date herewith addressed to you (or in which it is stated you may rely) of Orgain, Bell & Tucker, L.L.P., Texas counsel to the Company. We have not examined into and are not expressing an opinion upon matters relating to incorporation of the Company, titles to property, franchises or the lien of the Mortgage.

The opinion set forth above is solely for your benefit in connection with the Purchase Agreement and the transactions contemplated thereunder and it may not be relied upon in any manner by any other person or for any other purpose, without our prior written consent, except for transferees of the Bonds that are Institutional Investors, who may rely on this opinion as of the date hereof, and Dawn A. Abuso, Esq., Senior Counsel-Corporate and Securities of Entergy Services, Inc., may rely on this opinion as to all matters of New York law in rendering her opinion required to be delivered under the Purchase Agreement. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement this letter to reflect any circumstances that may hereafter come to our attention with respect to the opinions set forth above, including any changes in applicable law that may hereafter occur.

                              Very truly yours,


                              THELEN REID & PRIEST LLP


                                                   EXHIBIT 4.4(d)






          [Letterhead of Orgain, Bell & Tucker, L.L.P.]






                                               September 28, 2005

Ms. Dawn Abuso
Senior Counsel
Entergy Services, Inc.
639 Loyola Avenue
New Orleans, LA  70113


Dear Ms. Abuso:

     We have acted as Texas counsel for Entergy Gulf States, Inc., a Texas corporation (the "Company"), in connection with the issuance and sale to Citicorp North America, Inc. ("Citicorp") pursuant to a Purchase Agreement, dated September 28, 2005 (the "Purchase Agreement"), between the Company and Citicorp, of $200,000,000 of its First Mortgage Bonds, Floating Rate Series due October 2, 2006 (the "Bonds"), issued pursuant to the Company's Indenture of Mortgage, dated September 1, 1926, with JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan
Bank), as trustee (the "Trustee"), as heretofore amended and supplemented by all indentures amendatory thereof and supplemental thereto, and as it will be further amended and supplemented by the Seventy-second Supplemental Indenture, dated as of September 1, 2005 (the "Supplemental Indenture"; the Indenture of Mortgage as so amended and supplemented being hereinafter referred to as the "Mortgage"). Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement.

     In our capacity as Texas counsel to the Company, we have either participated in the preparation of or have examined and are familiar with: (a) the Company's Restated Articles of Incorporation and the Company's By-laws, as amended; (b) the Purchase Agreement; (c) the Mortgage; (d) the Registration Rights Agreement; and (e) the records of various corporate proceedings relating to the authorization, issuance and sale of the Bonds by the Company and the execution and delivery by the Company of the Supplemental Indenture, the Purchase Agreement and the Registration Rights Agreement. We have also examined or caused to be examined such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. We have not examined the Bonds, except a specimen thereof, and we have relied upon a certificate of the Trustee as to the authentication and delivery thereof.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or facsimiles of originals, the legal capacity of natural persons, the conformity with the originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents. In making our examination of documents and instruments executed or to be executed by persons other than the Company, we have assumed that each such other person had the requisite power and authority to enter into and perform fully its obligations thereunder, the due authorization by each such other person for the execution, delivery and performance thereof by such person, and the due execution and delivery by or on behalf of such person of each such document and instrument. In the case of any such other person that is not a natural person, we have also assumed, insofar as is relevant to the opinions set forth below, that each such other person is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such other person was created, and is duly qualified and in good standing in each other jurisdiction where the failure to be so qualified could reasonably be expected to have a material effect upon the ability of such other person to execute, deliver and/or perform such other person's obligations under any such document or instrument. We have further assumed that each document, instrument, agreement, record and certificate reviewed by us for purposes of rendering the opinions expressed below has not been amended by oral agreement, conduct or course of dealing of the parties thereto, although we have no knowledge of any facts or circumstances that could give rise to such an amendment.

     As to questions of fact material to the opinions expressed herein, we have relied upon certificates and representations of officers of the Company (including but not limited to those contained in the Purchase Agreement and the Mortgage and certificates delivered at the closing of the sale of the Bonds) and appropriate public officials without independent verification of such matters except as otherwise described herein.

     Whenever our opinions herein with respect to the existence or absence of facts are stated to be to our knowledge or awareness, we intend to signify that no information has come to our attention in the preparation of this opinion letter that would give us actual knowledge that would contradict such opinions. However, except to the extent necessary in order to give the opinions hereinafter expressed, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to knowledge of the existence or absence of such facts (except to the extent necessary in order to give the opinions hereinafter expressed) should be assumed.

     In rendering the opinion set forth in paragraph (2) below, as to periods and acquisitions after 1992 we have relied solely upon reports from personnel of the Company responsible for the acquisition of real property or maintenance of records with respect thereto, regarding title verification procedures used in acquisition of property by the Company which we have no reason to believe are inaccurate in any material respect. As to periods and acquisitions after 1992, we have not, for purposes of rendering such opinion, conducted an independent examination or investigation of official title records (or abstracts thereof) with respect to property acquired by the Company or independently verified with receipt or content of title policies or opinions with respect to such acquisitions.

     Subject to the foregoing and to the further exceptions and qualifications set forth below, we are of the opinion that:

     (1) The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Texas, has due corporate power and authority to conduct the business that it is described as conducting in the Disclosure Document and to own and operate the properties owned and operated by it in such business in Texas.

    (2) The Company has good and sufficient title to the properties described as owned by it in and as subject to the lien of the Mortgage (except properties excepted from and those released under the terms of the Mortgage) in the State of Texas, subject only to Permitted Encumbrances as defined in the Mortgage and to minor defects and encumbrances customarily found in properties of like size and character that do not materially impair the use of such properties by the Company in the conduct of its electric utility business in Texas. The description of such properties in Texas set forth in the Mortgage is adequate to constitute the Mortgage as a lien thereon; and subject to paragraph (3) hereof, the Mortgage, subject only to such minor defects and Permitted Encumbrances, constitutes a valid, direct and first mortgage lien upon said properties, which include substantially all of the permanent physical properties and franchises of the Company
  (other than those expressly excepted in the Mortgage) in Texas. All permanent physical properties and franchises (other than those expressly excepted in the Mortgage) acquired by the Company in Texas after the date of the Supplemental Indenture will, upon such acquisition, become subject to the lien of the Mortgage, subject, however, to such Permitted Encumbrances and to liens, if any, existing or placed thereon at the time of the acquisition thereof by the Company and except as may be limited by bankruptcy law.

    (3)(a) It will be necessary to deposit the Supplemental Indenture in the office of the Secretary of State of Texas in accordance with 35.02 of the Texas Business and Commerce Code, as amended. Upon the deposit of the Supplemental Indenture as aforesaid, the lien granted thereby shall be perfected as to property located in Texas, and the perfection and notice provided by such filing shall continue in effect until terminated or released as to specific property by the filing of a termination statement or release signed by the secured party. No renewal, refiling or continuation of such filing is required, and no further or other recordation or filing under Texas law is requisite to preserve or protect the lien of the Mortgage for the benefit of the holders of the Bonds or to make such lien effective as to and enforceable against third parties.

             (b) All permanent physical properties and franchises of the Company (other than those expressly excepted in the Mortgage) in Texas presently owned by the Company are subject to the lien of the Mortgage, subject to minor defects and Permitted Encumbrances of the character referred to in paragraph (2) hereof.


     (4) The Mortgage has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company, is a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) the laws of the State of Texas, where the property covered thereby in Texas is located, affecting the remedies for the enforcement of the security provided for therein, which laws do not, in our opinion, make inadequate the remedies necessary for the realization of the benefits of such security, (ii) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law), and (iii) concepts of materiality, an implied covenant of reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought.

    (5) The Bonds have been duly authorized by all necessary corporate action on the part of the Company and are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law), and concepts of materiality, an implied covenant of reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought, and are entitled to the benefit of the security afforded by the Mortgage.

    (6) The Purchase Agreement and the Registration Rights Agreement have each been duly authorized, executed and delivered by the Company.

    (7) The issuance and sale by the Company of the Bonds and the execution, delivery and performance by the Company of the Purchase Agreement, the Registration Rights Agreement and the Mortgage (a) will not violate any provision of the Company's Restated Articles of Incorporation or the Company's By-laws, as amended, (b) will not violate any provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance on or security interest in (except as contemplated by the Mortgage) any of the assets of the Company located in Texas pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking known to us (having made due inquiry with respect thereto) to which the Company is a party which purports to be binding upon the Company or upon any of its assets, and (c) will not violate any provision of any Texas law or regulation applicable to the Company or, to the best of our knowledge (having made due inquiry with respect thereto), any provision of any order, writ, judgment or decree of any governmental instrumentality applicable to the Company in Texas (except that various consents of, and filings with, governmental authorities may be required to be obtained or made, as the case may be, in connection or compliance with the provisions of the securities or blue sky laws of Texas).

    (8) No approval, authorization, consent or other order of any Texas governmental body (other than in connection with the provisions of the securities or blue sky laws of Texas) is legally required to permit the issuance and sale of the Bonds by the Company pursuant to the Purchase Agreement or to permit the performance by the Company of its obligations with respect to the Bonds or under the Mortgage, the Purchase Agreement and the Registration Rights Agreement.

     With respect to the opinion set forth in paragraph (2) above insofar as it relates to the adequacy of the Company's title to property for its current use and with respect to the Company's franchises, we call your attention to disclosure in the documents incorporated by reference in the Disclosure Documents regarding litigation and/or regulatory proceedings relating to certain franchises of the Company in Texas and certain fiberoptic cable owned by the Company and used by third parties.

     We are members of the Bar of the State of Texas and do not hold ourselves out for purposes of this opinion as experts on the laws of any jurisdiction other than the State of Texas.
The opinion set forth above is solely for your benefit in connection with the rendering of your opinion required to be delivered under the Purchase Agreement and it may not be relied upon in any manner by any other person or for any other purpose, without our prior written consent, except that Thelen Reid & Priest LLP and Pillsbury Winthrop Shaw Pittman LLP may rely on this opinion as to all matters of Texas law in rendering their opinions required to be delivered under the Purchase Agreement and Citicorp may rely on this opinion in connection with the Purchase Agreement and the transactions contemplated thereunder to the same extent as if it were addressed to them and transferees of the Bonds that are Institutional Investors may rely on this opinion as of the date hereof. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement this letter to reflect any circumstances that may hereafter come to our attention with respect to the opinions set forth above, including any changes in applicable law that may hereafter occur.






Very truly yours,






Orgain, Bell & Tucker, L.L.P.






                                                   EXHIBIT 4.4(d)






       [Letterhead of Pillsbury Winthrop Shaw Pittman LLP]



                                               September 28, 2005


Citicorp North America, Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:


We have acted as your counsel in connection with the issuance and sale by Entergy Gulf States, Inc., a Texas corporation (the "Company"), of $200,000,000 of its First Mortgage Bonds, Floating Rate Series due October 2, 2006 (the "Bonds") under the Company's Indenture of Mortgage, dated September 1, 1926, with JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase
Bank), as trustee (the "Trustee"), as heretofore amended and supplemented by all indentures amendatory thereof and supplemental thereto, and as it will be further amended and supplemented by the Seventy-second Supplemental Indenture, dated as of September 1, 2005 (the Indenture of Mortgage as so amended and supplemented being hereinafter referred to as the
"Mortgage"), pursuant to the Purchase Agreement between you and the Company dated September 28, 2005 (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement.

We are members of the New York Bar and, for purposes of this opinion, do not hold ourselves out as experts on the laws of any jurisdiction other than the State of New York and the United States of America. We have, with your consent, relied (without independent inquiry) upon the opinions of even date herewith rendered to you (or in which it is stated you may rely) by Dawn
A.  Abuso,  Esq.,  Senior  Counsel-Corporate  and  Securities  of
Entergy Services, Inc., as to all matters of Louisiana law related to this opinion and by Orgain, Bell & Tucker, L.L.P. as to all matters of Texas law related to this opinion.

We have reviewed, and have relied as to matters of fact material to this opinion upon, the documents delivered to you at the closing of the transactions contemplated by the Purchase Agreement, and we have reviewed such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to enable us to render this opinion. As to such matters of fact material to this opinion, we have also relied upon representations and certifications of the Company in such documents and in the Purchase Agreement. In such review, we have assumed the genuineness of all signatures, the conformity to the originals of the documents submitted to us as certified or photostatic copies, the authenticity of the originals of such documents and all documents submitted to us as originals and the correctness of all statements of fact contained in all such original documents. We have not reviewed the Bonds, except a specimen thereof, and we have relied upon a certificate of the Trustee as to the authentication and delivery thereof and as to the authorization, execution and delivery of the Supplemental Indenture. We have not examined, and are expressing no opinion or belief as to matters relating to, titles to property, franchises, and the nature, extent and priority of the lien purported to be created by the Mortgage or the recordation or perfection of such lien. We have assumed, without independent verification, the validity and accuracy of all certificates delivered under the Mortgage in connection with the issuance and sale of the Bonds. No opinion is expressed regarding compliance with covenants in any agreement to which the Company or any of its affiliates is a party, or in any regulatory order pertaining to the Company or any of its affiliates, incorporating calculations of a financial or accounting nature.

Subject to the foregoing and to the further exceptions and qualifications set forth below, we are of the opinion that:

     (1) The Mortgage has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company, and is a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) the laws of the States of Texas and Louisiana, where the property covered thereby is located, affecting the remedies for the enforcement of the security purported to be provided for therein,
  (ii) bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights and general equitable principles (whether considered in a proceeding in equity or at law), and (iii) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding may be brought.

    (2) The Bonds have been duly authorized by all necessary corporate action on the part of the Company and are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights and general equitable principles (whether considered in a proceeding in equity or at law) and (ii) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding may be brought, and are entitled to the benefit of the security purported to be afforded by the Mortgage.

    (3) The Purchase Agreement and the Registration Rights Agreement have each been duly authorized, executed and delivered by the Company and are legal, valid and binding instruments of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law) and (ii) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought and except as the rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy.

    (4) An appropriate order has been entered by the Commission under the Holding Company Act, authorizing the issuance and sale of the Bonds by the Company, and to the best of our knowledge, such order is in full force and effect; and no further approval, authorization, consent or other order of any governmental body (other than under the Securities Act and the Trust Indenture Act in connection with the transactions contemplated by the Registration Rights Agreement or in connection or compliance with the provisions of the securities or blue sky laws of any jurisdiction) is legally required to permit the issuance and sale of the Bonds by the Company pursuant to the Purchase Agreement.

    (5) Assuming that the representations and warranties of the Company and you set forth in Sections 5.9 and 6.1(b) of the Purchase Agreement, respectively, are accurate and the agreements therein have been complied with, no registration of the Bonds under the Securities Act or qualification of the Mortgage under the Trust Indenture Act of 1939 is required in connection with the offer and sale of the Bonds by the Company and the purchase of the Bonds by you in the manner contemplated by the Purchase Agreement (it being understood that we do not express any opinion concerning any sale of the Bonds subsequent to the initial purchase thereof by you).

We call your attention to the fact that, with respect to the opinions set forth in paragraphs (1) and (2) above, (i) Section
9.06 of the Mortgage provides that the Company will promptly record and file the Supplemental Indenture in such manner and in such places as may be required by law in order to fully preserve and protect the security of the bondholders and all rights of the Trustee and (ii) the provisions of the Atomic Energy Act of 1954, as amended, and regulations promulgated thereunder impose certain licensing and other requirements upon persons (such as the Trustee or other purchasers pursuant to the remedial provisions of the Mortgage) who seek to acquire, possess or use nuclear production facilities.

This opinion is furnished only to you in connection with the transaction contemplated by the Purchase Agreement and, except as set forth in the next sentence, is solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose or, except for transferees of the Bonds that are Institutional Investors, relied upon by any other person for any purpose without our prior written consent. This opinion is issued, and our opinions herein are expressed, as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any circumstances that may hereafter come to our attention with respect to the opinions set forth above, including any changes in applicable law that may hereafter occur, nor will we be deemed to have acted as counsel to such transferees by any reliance on this opinion.

                         Very truly yours,

                         PILLSBURY WINTHROP SHAW PITTMAN LLP